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                                 $5,000,000,000
                               NORWEST CORPORATION
                           MEDIUM-TERM NOTES, SERIES J

                           CALCULATION AGENT AGREEMENT


          THIS AGREEMENT is made as of July 2, 1996 between Norwest Corporation (hereinafter called the "Issuer"), whose principal office is at Sixth and Marquette, Minneapolis, Minnesota 55479, and Norwest Bank Minnesota, N.A., (hereinafter sometimes called the "Calculation Agent" which term shall, unless the context shall otherwise require, include its successors and assignees), whose principal office is at Sixth and Marquette, Minneapolis, Minnesota 55479.

WHEREAS:

(A) The Issuer proposes to issue from time to time up to $5,000,000,000 aggregate initial offering price of Medium-Term Notes, Series J (the "Notes") entitled to the benefits of the Indenture dated as of December 15, 1993 (the "Indenture") between the Issuer and The First National Bank of Chicago, as Trustee (the "Trustee").

(B) The Notes will be offered in registered form only in an aggregate initial offering price of up to $5,000,000,000, subject to reduction by the sale of other Securities (as defined in the Indenture) but subject to increase by appropriate corporate action of the Issuer.

(C) The terms of the Notes will be as set forth in Annex A to this Agreement ("Annex A").

NOW IT IS HEREBY AGREED THAT:

1. Terms defined in the Indenture and the Description of Notes shall bear the same meanings herein unless the context otherwise requires. The "Description of Notes" means the terms and conditions of the Notes as set forth in Annex A, and as supplemented or amended in one or more Pricing Supplements (each a "Supplement").

2. The Issuer hereby appoints Norwest Bank Minnesota, N.A., as Calculation Agent for the Notes, upon the terms and subject to the conditions herein mentioned, and Norwest Bank Minnesota, N.A., hereby accepts such appointment. The Calculation Agent shall act as an independent expert for the purpose of determining the interest rate of, and the amount of interest on, the Floating Rate Notes.

3. In no event shall the interest rate be less than the Minimum Rate, if any, or more than the Maximum Rate, if any, designated in the applicable Supplement or more than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.


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4.   The Calculation Agent shall calculate the amount of interest payable on each Floating Rate Note in the manner and at the times set forth in Annex A, as applicable to such Note.

5. As soon as practicable after each Interest Determination Date, the Calculation Agent will cause to be forwarded to the Issuer, the Trustee and the Paying Agent information regarding the interest rates, the interest periods, the amount of interest for each interest period and the relevant Interest Payment Date. The Calculation Agent will, upon the request of any holder of any Floating Rate Note, provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Note.

6. The Issuer will pay the expenses properly incurred by the Calculation Agent in connection with its duties hereunder upon receipt of such invoices as the Issuer shall reasonably require.

7. The Issuer will indemnify the Calculation Agent against any losses, liabilities, costs, claims, actions or demands which it may incur or sustain or which may be made against it in connection with its appointment or the exercise of its powers and duties hereunder as well as the reasonable costs, including the expenses and fees of counsel in defending any claim, action or demand except such as may result from the negligence, willful default or bad faith of the Calculation Agent or any of its employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (i) the written opinion or advice of counsel or (ii) written instructions from the Issuer.

8. The Calculation Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Issuer agrees:

     (i) in acting under this Agreement and in connection with the Floating Rate Notes, the Calculation Agent does not assume any obligation towards, or any relationship of agency or trust for or with, any of the holders of the Floating Rate Notes;

     (ii) unless herein otherwise specifically provided, any order, certificate, notice, request or communication from the Issuer made or given under any provision of this Agreement shall be sufficient if signed by any person whom the Calculation Agent reasonably believes to be a duly authorized officer of the Issuer; and

     (iii) the Calculation Agent shall be obligated to perform only such duties as are set forth specifically herein and any duties necessarily incidental thereto.

9.          (a)     Subject as provided below, the Calculation Agent may at any time resign as the Calculation Agent by giving written notice to the Issuer and the Trustee of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such notice shall be given not less than three months prior to the said effective date unless the Issuer and the Trustee otherwise agree in


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            writing.  Except as provided below, the Calculation Agent may be removed by the filing with it of an instrument in writing signed by the Issuer specifying such removal and the date when it shall become effective (such effective date being at least twenty days after the said filing and not less than forty-five days before the next Interest Payment Date).

            Such resignation or removal shall take effect upon

            (i) the appointment by the Issuer as hereinafter provided of a successor Calculation Agent approved by the Trustee,

            (ii) the acceptance of such appointment by such successor Calculation Agent, and

            (iii) the giving of notice of such appointment to the holders of the Floating Rate Notes, provided that if the Calculation Agent fails duly to establish the amount of interest for any interest period, such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor Calculation Agent approved by the Trustee, in which event notice of such appointment shall be given to the holders of the Floating Rate Notes as soon as practicable thereafter. Upon its resignation or removal becoming effective, the retiring Calculation Agent shall be entitled to the reimbursement of all expenses incurred by such retiring Calculation Agent pursuant to the last sentence of paragraph 6 hereof.

     (b) If at any time the Calculation Agent shall resign or be removed, or shall become incapable of acting or shall be adjudged bankrupt or insolvent, or liquidated or dissolved, or an order is made or an effective resolution is passed to wind up the Calculation Agent, or if the Calculation Agent shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver, administrator or other similar official of the Calculation Agent or of all or any substantial part of its property shall be appointed, or if any order of any court shall be entered approving any petition filed by or against the Calculation Agent under the provisions of any applicable bankruptcy or insolvency law, or if any public officer shall take charge or control of the Calculation Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Calculation Agent, approved by the Trustee, shall be appointed by the Issuer by an instrument in writing filed with the successor Calculation Agent. Upon the appointment as aforesaid of a successor Calculation Agent and acceptance by the latter such appointment and (except in cases of removal for failure to establish the amount of interest) the giving of notice to holders of the Floating Rate Notes, the former Calculation Agent shall cease to be Calculation Agent hereunder.


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     (c)    Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and the Issuer an instrument, in the form approved by the Trustee, accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

     (d) Any corporation into which the Calculation Agent may be merged or converted or any corporation with which the Calculation Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party shall, to the extent permitted by applicable law and provided that it shall be acceptable to the Trustee, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation shall forthwith be given to the Issuer and the Trustee.

10. Any notice required to be given hereunder shall be delivered in person, sent by letter or telex or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within two business days by letter or telex), in the case of the Issuer, to it at Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Secretary; in the case of the Calculation Agent to it at Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Barbara S. Brett; and in the case of the Trustee to it at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Department or, in any case, to any other address of which the party receiving notice shall have notified the party giving such notice in writing.

11. This Agreement may be amended only by a writing duly executed and delivered by each of the parties signing below.

12. The provisions of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


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            IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the day and year first above written.

                                   NORWEST CORPORATION



                                   By:
                                      ------------------------------------------
                                      Its:  Senior Vice President and Treasurer



                                   NORWEST BANK MINNESOTA, N.A.



                                   By:
                                      ------------------------------------------
                                      Its:
                                          --------------------------------------



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                         Exhibit A Intentionally Omitted